SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549
                                  ____________
                                   FORM 8-K/A

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported):  OCTOBER 1, 2002

                              EMERITUS CORPORATION
               (Exact name of registrant as specified in charter)

                      WASHINGTON     1-14012     91-1605464
    (State or other jurisdiction of incorporation)     (Commission File Number)
                        (IRS Employer Identification No.)

                              Raymond R. Brandstrom
        Vice President of Finance, Chief Financial Officer, and Secretary
                              Emeritus Corporation
                         3131 Elliott Avenue, Suite 500
                            Seattle, Washington 98121
               (Address of principal executive offices) (Zip Code)

                                 (206) 298-2909
              (Registrant's telephone number, including area code)

ITEM  2.     ACQUISITION  OR  DISPOSITION  OF  ASSETS

     This Form 8-K/A amends the current report on Form 8-K dated October 1, 2002, (filed October 15, 2002) to include Item 7 (a) Financial Statements, and
Item  7  (b)  Pro  Forma  Financial  Information.

ITEM  7.     FINANCIAL  STATEMENTS  AND  EXHIBITS

(a)     Financial  statements  of  business  acquired

The Village Oaks combined balance sheets as of September 30, 2002, and November 30, 2001, and the combined statements of operations, cash flows, and divisional equity for the ten months ended September 30, 2002, and each of the years in the two year period ended November 30, 2001, and notes thereto and report of Independent Auditors relating to such financial statements.

(b)     Unaudited  Pro  Forma  Financial  Information:

i. Emeritus Corporation Pro Forma Consolidated Balance Sheet as of September 30, 2002;

ii. Emeritus Corporation Pro Forma Consolidated Statements of Operations for the nine months ended September 30, 2002, and the year ended December 31, 2001;

iii. Notes to the Pro Forma Consolidated Financial Statements;

(c)     Exhibits:

23.1     Consent  of  KPMG  LLP

                          INDEPENDENT AUDITORS' REPORT


To:  The  Emeritus  Corporation

We have audited the combined balance sheets of Village Oaks Properties ("the Properties") as of September 30, 2002 and November 30, 2001, and the related combined statements of operations, cash flows and divisional equity for the ten months ended September 30, 2002 and for each of the years in the two year period ended November 30, 2001. These combined financial statements are the responsibility of the Properties' management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Village Oaks Properties as of September 30, 2002 and November 30, 2001, and the results of their operations and their cash flows for the ten months ended September 30, 2002 and for each of the years in the two year period ended November 30, 2001, in conformity with accounting principles generally accepted in the United States of America.

/s/  KPMG  LLP

Seattle,  Washington
December  12,  2002


                             VILLAGE OAKS PROPERTIES
                             COMBINED BALANCE SHEETS
                                 (In thousands)
                                     ASSETS


                                                September 30,   November 30,
                                                     2002           2001
                                                --------------  -------------
Current Assets:
 Cash and cash equivalents . . . . . . . . . .  $        2,007  $       1,744
 Trade accounts receivable, net. . . . . . . .              82            141
 Prepaid expenses and other current assets.  .             233            478
 Deferred tax assets . . . . . . . . . . . . .             398            327
                                                --------------  -------------
 Total current assets                  . . . .           2,720          2,690
Property and equipment, net. . . . . . . . . .          42,903        105,017
Restricted deposits and other assets . . . . .             305            642
Deferred tax assets. . . . . . . . . . . . . .          19,617              -
                                                --------------  -------------
 Total assets. . . . . . . . . . . . . . . . .  $       65,545  $     108,349
                                                ==============  =============

LIABILITIES AND DIVISIONAL EQUITY

Current Liabilities:
 Current portion of long-term debt . . . . . .  $           24  $          33
 Trade accounts payable  . . . . . . . . . . .             455            708
 Accrued employee compensation and benefits. .             316            329
 Accrued real estate taxes . . . . . . . . . .           1,354          1,209
 Deferred revenue  . . . . . . . . . . . . . .             877            656
 Other accrued liabilities . . . . . . . . . .             770              8
                                                --------------  -------------
 Total current liabilities . . . . . . . . . .           3,796          2,943
Long-term debt, less current portion . . . . .           1,883          1,901
Deposits . . . . . . . . . . . . . . . . . . .             464            656
Deferred Tax Liabilities . . . . . . . . . . .               -          2,570
                                                --------------  -------------
 Total liabilities . . . . . . . . . . . . . .           6,143          8,070

Commitments and contingencies

Divisional equity. . . . . . . . . . . . . . .          59,402        100,279
                                                --------------  -------------
 Total liabilities and divisional equity . . .  $       65,545  $     108,349
                                                ==============  =============


            See accompanying notes to combined financial statements.


                             VILLAGE OAKS PROPERTIES
                        COMBINED STATEMENTS OF OPERATIONS
                                  (In thousands)


                                           Ten months ended       Years ended
                                            September 30,         November 30,
                                                 2002           2001      2000
                                          ------------------  --------  --------
Revenues:
  Community revenue. . . . . . . . . . .  $          30,146   $36,353   $37,168
  Other service fees . . . . . . . . . .              4,177     3,943     3,189
                                          ------------------  --------  --------
          Total operating revenues . . .             34,323    40,296    40,357
                                          ------------------  --------  --------

Expenses:
  Community operations . . . . . . . . .             22,566    25,338    25,066
  General and administrative . . . . . .             12,717    10,748    10,072
  Depreciation and amortization. . . . .              3,000     5,702     6,094
  Impairment of property and equipment .             59,618         -         -
                                          ------------------  --------  --------
          Total operating expenses . . .             97,901    41,788    41,232
                                          ------------------  --------  --------
          Income (loss) from operations.            (63,578)   (1,492)     (875)

Other income (expense):
  Interest income. . . . . . . . . . . .                 11        44        40
  Interest expense . . . . . . . . . . .               (126)     (180)     (174)
  Other, net . . . . . . . . . . . . . .                (20)      195        (1)
                                          ------------------  --------  --------
          Net other income (expense) . .               (135)       59      (135)
                                          ------------------  --------  --------

          Loss before income taxes . . .            (63,713)   (1,433)   (1,010)
Income tax benefit . . . . . . . . . . .            (24,204)     (535)     (360)
                                          ------------------  --------  --------
          Net loss . . . . . . . . . . .           ($39,509)    ($898)    ($650)
                                          ==================  ========  ========



            See accompanying notes to combined financial statements.


                                           VILLAGE OAKS PROPERTIES
                                      COMBINED STATEMENTS OF CASH FLOWS
                                                (In thousands)


                                                                  Ten months ended          Years ended
                                                                   September 30,            November 30,
                                                                        2002              2001         2000
                                                                 ------------------  --------------  --------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss . . . . . . . . . . . . . . . . . . . . . . . . . .           ($39,509)          ($898)    ($650)
   Adjustments to reconcile net loss to net cash provided by
    operating activities:
      Depreciation and amortization . . . . . . . . . . . . . .              3,000           5,702     6,094
      Impairment of property and equipment. . . . . . . . . . .             59,618               -         -
      Provision for doubtful accounts . . . . . . . . . . . . .                 95             162       133
      Loss (gain) on disposals of Property and equipment. . . .                 20            (195)        -
      Deferred income taxes . . . . . . . . . . . . . . . . . .            (22,258)           (486)    1,046
   Changes in operating assets and liabilities:
      Trade accounts receivable . . . . . . . . . . . . . . . .                (36)           (102)     (223)
      Prepaid expenses and other current assets . . . . . . . .                245            (136)      (21)
      Trade accounts payable. . . . . . . . . . . . . . . . . .               (253)           (208)      172
      Accrued employee compensation and benefits. . . . . . . .                (13)           (547)      863
      Accrued real estate taxes . . . . . . . . . . . . . . . .                145              92      (395)
      Unearned Income . . . . . . . . . . . . . . . . . . . . .                221             192       172
      Deposits and other. . . . . . . . . . . . . . . . . . . .                570            (235)      (19)
                                                                 ------------------  --------------  --------
            Net cash provided by operating activities . . . . .              1,845           3,341     7,172
                                                                 ------------------  --------------  --------

CASH FLOWS FROM INVESTING ACTIVITIES:
      Acquisition of property and equipment . . . . . . . . . .               (568)           (675)     (883)
      Proceeds from sale of property and equipment. . . . . . .                 44             429         -
      Restricted deposits and other assets. . . . . . . . . . .                337             (51)      (71)
                                                                 ------------------  --------------  --------
            Net cash provided by (used in) investing activities               (187)           (297)     (954)
                                                                 ------------------  --------------  --------

CASH FLOWS FROM FINANCING ACTIVITIES:
      Repayment of long-term borrowings . . . . . . . . . . . .                (27)            (87)     (115)
      Other changes in divisional equity. . . . . . . . . . . .             (1,368)         (2,104)   (6,480)
                                                                 ------------------  --------------  --------
            Net cash used in financing activities . . . . . . .             (1,395)         (2,191)   (6,595)
                                                                 ------------------  --------------  --------
Net increase (decrease) in cash and cash equivalents. . . . . .                263             853      (377)
Cash and cash equivalents at beginning of period. . . . . . . .              1,744             891     1,268
                                                                 ------------------  --------------  --------
Cash and cash equivalents at end of period. . . . . . . . . . .  $           2,007   $       1,744   $   891
                                                                 ==================  ==============  ========


SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
      Cash paid during the year for interest. . . . . . . . . .              ($126)          ($180)    ($174)
                                                                 ==================  ==============  ========


            See accompanying notes to combined financial statements.
                                        5

                             VILLAGE OAKS PROPERTIES
                    COMBINED STATEMENTS OF DIVISIONAL EQUITY
                                  (IN THOUSANDS)


                                      DIVISIONAL
                                        EQUITY
                                     ------------
 Balance at November 30, 1999 . . .  $   110,411
 Net Loss . . . . . . . . . . . . .         (650)
 Other changes in divisional equity       (6,480)
                                     ------------
 Balance at November 30, 2000 . . .      103,281
 Net Loss . . . . . . . . . . . . .         (898)
 Other changes in divisional equity       (2,104)
                                     ------------
 Balance at November 30, 2001 . . .      100,279
 Net Loss . . . . . . . . . . . . .      (39,509)
 Other changes in divisional equity       (1,368)
                                     ------------
 Balance at September 30, 2002. . .  $    59,402
                                     ============


            See accompanying notes to combined financial statements.

                             VILLAGE OAKS PROPERTIES

                     NOTES TO COMBINED FINANCIAL STATEMENTS

(1)     DESCRIPTION  OF  BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description  of  Business

The Village Oaks Properties (the Properties) include the operations of twenty-four assisted living communities comprising an aggregate of approximately 1,650 units. The Properties are located in Texas, Florida, Alabama, Arizona, Indiana, and Nevada and provide a residential housing alternative for senior citizens who need help with the activities of daily living, with an emphasis on assisted living and personal care services including memory loss services. Until October 1, 2002, the Properties were owned and operated by Marriott Senior Living Services, a subsidiary of Marriott International (Marriott). On October 1, 2002, the Properties were sold to Fretus Investors LLC ("Fretus"). Fretus, in turn, entered into an agreement to lease the properties to Emeritus Corporation. At the time of the transaction, net intercompany balances were settled with Marriott and are reflected as other changes in divisional equity in the statements of divisional equity. All significant expenses incurred by or allocable to the Properties are included in the accompanying combined financial statements except as noted below.


Basis  of  Presentation

The combined financial statements include the accounts of the Properties as of September 30, 2002, and November 30, 2001, and for the ten-month period ending
September 30, 2002, and for the years ending November 30, 2001 and 2000. The combined financial statements are presented as if the Properties had operated as an independent stand-alone entity, except that the Properties have not been allocated any portion of Marriott's consolidated borrowings or related interest expense. In addition, costs related to management services and liabilities for general liability and casualty insurance have been charged to the Properties through intercompany transactions based on an estimate of actual costs.

Use  of  Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Critical  Accounting  Policies

Management of the Properties believes the following critical accounting policies are most significant to the judgments and estimates used in the preparation of the combined financial statements.

     Allowance  for doubtful accounts
     The Properties maintain allowances for doubtful accounts for estimated losses resulting from the inability of its residents to make required payments. If the financial condition of the Properties' residents were to deteriorate, resulting in an impairment of their ability to make payments, additional charges may be required.

     Intercompany  allocations
     Certain expenses associated with management services and liabilities for General liability and casualty insurance have been charged to the Properties through intercompany transactions based on an estimate of actual costs. Were the Properties to obtain the related items on a stand-alone basis, the terms may be more or less favorable than those reflected in the combined financial statements.


Revenue  Recognition

Operating revenue consists of resident fee revenue and other service fee revenue. Resident units are rented on a month-to-month basis and rent is recognized in the month the unit is occupied. Service fees paid by residents for assisted living and other related services are recognized in the period services are rendered.


Cash  and  Cash  Equivalents

Cash and cash equivalents consist primarily of money market investments with a maturity at date of purchase of three months or less.


Property  and  Equipment

Property and equipment are stated at cost. Depreciation and amortization are computed using the straight-line method over the estimated useful lives of the assets as follows: buildings and improvements, 20 to 40 years; furniture and equipment, two to seven years; technology and software, two to five years.

For long-lived assets, including property and equipment, management of the Properties evaluates the carrying value of the assets by comparing the estimated future cash flows to be generated from the use of the assets and their eventual disposition with the assets' reported net book values. The carrying values of assets are evaluated for impairment when events or changes in circumstances occur which may indicate the carrying amount of the assets may not be recoverable. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed discounted future cash flows expected to be generated by such assets. Assets to be disposed of are reported at the lower of their carrying amount or fair market value less costs to sell.

Income  Taxes

The Properties were included in the consolidated federal income tax returns of Marriott and no separate tax returns have been prepared. For purposes of preparing the combined financial statements, the separate return method has been used for allocating federal income taxes and current tax expense or benefit has been recorded through divisional equity.

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and for operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rate is recognized in income in the period that includes the enactment date. A valuation allowance is recorded for deferred tax assets when it is more likely than not that such deferred tax assets will not be realized.


Community  Operations

Community operations represent direct costs incurred to operate the communities and include costs such as resident activities, housekeeping, food service, payroll and benefits, facility maintenance, marketing, utilities, taxes, and licenses.


Comprehensive  Income

The Properties had no items of other comprehensive income during the ten months ended September 30, 2002, or the two years ended November 30, 2001. Thus, comprehensive income equals net income for all periods.

(2)     PROPERTY  AND  EQUIPMENT

Restructuring  Costs  and  Other  Charges

During the ten-month period ending September 30, 2002, Marriott implemented certain company wide cost-saving measures. Marriott management began to actively engage in efforts to sell the Properties as these communities were significantly different from Marriott's other senior living brands. As a result of the plan to exit this line of business, the assets of the Properties were believed to be impaired and were recorded at their estimated fair value, resulting in an impairment charge of approximately $59.6 million was applied to property and equipment. The Properties were subsequently sold on October 1, 2002, resulting in a gain of approximately $11.0 million.


Property and equipment consist of the following at September 30, 2002, and November 30, 2001, respectively:




                                                   2002       2001
                                                 ---------  ---------
                                                    (In thousands)
Land and improvements . . . . . . . . . . . . .  $ 10,685   $ 21,015
Buildings and improvements. . . . . . . . . . .    43,932     90,292
Furniture and equipment . . . . . . . . . . . .    13,691     16,351
                                                 ---------  ---------
                                                   68,308    127,658
Less accumulated depreciation and amortization.   (25,405)   (22,641)
                                                 ---------  ---------
                                                 $ 42,903   $105,017
                                                 =========  =========


(3)     RESTRICTED  DEPOSITS

In 1994, Marriott purchased a property through the U.S. Department of Housing and Urban Development (HUD). Under the regulatory agreement, there is a requirement to maintain a reserve fund in a separate account. The fund is to be used to pay for replacement of structural or mechanical elements of the facility, or to be applied to mortgage payments due from the Properties in the case of potential default. Under the agreement, the Properties are required to deposit approximately $1,100 of cash on a monthly basis to this account. Amounts restricted at September 30, 2002, and November 30, 2001, are reflected in the accompanying combined balance sheets.

(4)     LONG-TERM  DEBT

Long-term debt consists of the following at September 30, 2002 and November 30, 2001, respectively:


                                                                      SEPTEMBER 30, 2002   NOVEMBER 30, 2001
                                                                     --------------------  ------------------
                                                                                  (In thousands)
 Capstone Corporation HUD Mortgage; 34-year fixed-rate note; 7.85%;  $              1,907  $            1,923
 interest and principal due in monthly installments of $14
Other . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                     -                  11
                                                                     --------------------  ------------------
                                                                                    1,907               1,934
Less current portion. . . . . . . . . . . . . . . . . . . . . . . .                    24                  33
                                                                     --------------------  ------------------
Long-term debt, less current portion. . . . . . . . . . . . . . . .  $              1,883  $            1,901
                                                                     ====================  ==================



The HUD mortgage is collateralized by the related property and restricted cash deposits as described in note 3.

Principal  maturities  of  long-term debt at September 30, 2002, are as follows:


            (In thousands)
2002 . . .  $            24
2003 . . .               25
2004 . . .               28
2005 . . .               30
2006 . . .               32
Thereafter            1,768
            ---------------
Total. . .  $         1,907
            ===============


(5)     INCOME  TAXES

Income tax benefit consisted of the following for the ten months ended September 30, 2002, and the years ended September 30, 2001 and 2000:




                  2002      2001    2000
                ---------  ------  -------
(In Thousands)
  Current. . .    (1,946)    (47)  (1,406)
  Deferred . .   (22,258)   (486)   1,046
                ---------  ------  -------
                ($24,204)  ($533)   ($360)
                =========  ======  =======



Income taxes reported by the Company differ from the amount computed by applying the statutory rate primarily due to goodwill amortization that is not deductible for tax purposes.

The tax effect of temporary differences that give rise to significant portions of deferred tax assets and liabilities are comprised of the following at September 30, 2002, and November 30, 2001, respectively:


                                                                2002       2001
                                                              ---------  --------
                                                                 (In thousands)
Gross deferred tax liabilities:
      Depreciation . . . . . . . . . . . . . . . . . . . . .   ($3,038)  ($2,570)
                                                              ---------  --------

Gross deferred tax assets:
     Impairment charge . . . . . . . . . . . . . . . . . . .    22,655         -
     Unearned rental income. . . . . . . . . . . . . . . . .       333       249
     Allowance for doubtful accounts . . . . . . . . . . . .        65        78
                                                              ---------  --------
          Gross deferred tax assets. . . . . . . . . . . . .    23,053       327
                                                              ---------  --------
          Net deferred tax assets (liabilities). . . . . . .  $ 20,015   ($2,243)
                                                              =========  ========

(6)      FINANCIAL  INSTRUMENTS

The Company has financial instruments other than investment securities consisting of cash and cash equivalents, trade accounts receivable, other receivables, accounts payable, and long-term debt. With the exception of long-term debt, the fair value of the Company's financial instruments based on their short-term nature or current market indicators such as prevailing interest rates approximates their carrying value. The fair value of long-term debt at September 30, 2002, and November 30, 2001, based on prevailing interest rates was approximately $2,085,000 and $2,328,000, respectively.


(7)     LEASES

At September 30, 2002, the Company leases certain vehicles and equipment for community operations. The leases carry up to five-year terms with options to renew.

Minimum lease payments under noncancelable operating leases at September 30, 2002, are as follows:


      (In thousands)
2003  $           200
2004              185
2005              113
2006               21
2007                1
      ---------------
   .  $           520
      ===============

Lease expense under noncancelable operating leases was approximately $207,000, $135,000 and $78,000 for the ten months ended September 30, 2002, and the years ended November 30, 2001 and 2000, respectively.

(8)     RELATED  PARTY  TRANSACTIONS

The Properties were wholly owned by Marriott. As a result, the Properties received various services provided by Marriott, including, among others, administration, accounting, human resources, and legal. The Properties' management believes that the amounts allocated are based on an estimate of actual costs for services provied to the Company. None of these services have been provided to the Properties pursuant to any agreement between the Properties and Marriott.

Costs allocated to the Properties for management services were charged at 6.5% of community revenue, which is an estimate based on actual costs incurred, and were $2,231,000, $2,619,000 and $2,623,000 for the ten months ended September 30, 2002, and the years ended November 30, 2001 and 2000, respectively.

Costs related to liabilities for general liability and casualty insurance have been charged to the Properties through intercompany transactions that are believed to estimate the actual cost of such obligations. Costs allocated to the Properties related to general liability and casualty insurance were based on premiums incurred by Marriott for its portfolio of buildings allocated to the Properties and actual losses of the Properties and were approximately $4,788,000, $952,000 and $585,000 for the ten months ended September 30, 2002, and  the  years  ended  November  30,  2001  and  2000,  respectively.


(9)     COMMITMENTS  AND  CONTINGENCIES

The Properties are involved in legal proceedings, claims and litigation arising in the ordinary course of business. In the opinion of management, the outcome of these matters will not have a material effect on the Properties' results of operations or financial position.

             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

     On October 1, 2002, Emeritus Corporation (the "Company") entered into a lease agreement with Fretus Investors LLC ("Fretus"), for twenty-four assisted living communities (the "Properties") in six states containing an aggregate of approximately 1,650 units. Fretus acquired the Properties from Marriott Senior Living Services, a subsidiary of Marriott International (NYSE: MAR). Fretus, in turn, leased the Properties to the Company.

     The following unaudited pro forma consolidated financial statements are presented to illustrate the effects of the acquisition on the historical financial position and operating results. The acquired Properties have a November 30 fiscal year end, and the following unaudited pro forma financial statements are presented using the Company's December 31 fiscal year end.

     The following unaudited pro forma consolidated balance sheet of Emeritus Corporation at September 30, 2002, gives effect to the acquisition as if it occurred as of that date. The following unaudited pro forma consolidated statements of operations of Emeritus Corporation for the nine months ended September 30, 2002, and the year ended December 31, 2001, gives effect to the acquisition as if it occurred as of January 1, 2002, and January 1, 2001, respectively.

     The unaudited pro forma consolidated financial statements have been derived from, and should be read in conjunction with, the historical consolidated financial statements, including the notes thereto, of the Company and the Properties. For the Company, those financial statements are included in Emeritus Corporation's Annual Report on Form 10-K and 10-K/A for the year ended December 31, 2001, and Emeritus Corporation's Quarterly Report on Form 10-Q for the quarter ended September 30, 2002. For the Properties, those financial statements are filed herewith. The unaudited pro forma consolidated financial statements are presented for informational purposes only and are not necessarily indicative of the financial position or results of operations of the Company that would have occurred had the acquisition been consummated as of the dates indicated. In addition, the unaudited pro forma consolidated financial statements are not necessarily indicative of the future financial condition or operating results of the Company.


                                                 EMERITUS CORPORATION
                                    UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                                  September 30, 2002
                                                    (In thousands)


                                                        ASSETS
                                                                   Village Oaks     Pro Forma               Emeritus
                                                       Emeritus     Properties     Adjustments              Combined
                                                      ----------  --------------  -------------             ---------
Current Assets:
 Cash and cash equivalents . . . . . . . . . . . . .  $   7,461   $       2,007   $     (2,295)      (a,b)  $   7,173
 Short-term investments. . . . . . . . . . . . . . .      2,396             -              -                    2,396
 Trade accounts receivable, net. . . . . . . . . . .      1,484              82            (82)        (a)      1,484
 Other receivables . . . . . . . . . . . . . . . . .      2,272             -              -           (a)      2,272
 Prepaid expenses and other current assets . . . . .      4,208             631           (631)        (a)      4,208
 Property held for sale. . . . . . . . . . . . . . .      2,028             -              -                    2,028
                                                      ----------  --------------  -------------             ---------
 Total current assets. . . . . . . . . . . . . . . .     19,849           2,720         (3,008)                19,561
Property and equipment, net. . . . . . . . . . . . .    118,459          42,903        (42,903)        (a)    118,459
Property held for development. . . . . . . . . . . .      1,040             -              -                    1,040
Notes receivable from and investments in affiliates.      3,828             -              -                    3,828
Restricted deposits. . . . . . . . . . . . . . . . .      5,555             305           (305)        (a)      5,555
Lease acquisition costs, net . . . . . . . . . . . .      5,737             -              452         (b)      6,189
Other assets, net. . . . . . . . . . . . . . . . . .      2,476          19,617        (19,781)       (a,b)     2,312
                                                      ----------  --------------  -------------             ---------
 Total assets. . . . . . . . . . . . . . . . . . . .  $ 156,944   $      65,545   $    (65,545)              $156,944
                                                      ==========  ==============  =============             =========

                                          LIABILITIES AND SHAREHOLDERS' DEFICIT

Current Liabilities:
 Current portion of long-term debt . . . . . . . . .  $  50,394   $          24   $        (24)        (a)  $  50,394
 Trade accounts payable  . . . . . . . . . . . . . .      2,871             455           (455)        (a)      2,871
 Accrued employee compensation and benefits. . . . .      3,914             316           (316)        (a)      3,914
 Accrued interest. . . . . . . . . . . . . . . . . .      1,255             -              -                    1,255
 Accrued real estate taxes . . . . . . . . . . . . .      1,808           1,354         (1,354)        (a)      1,808
 Accrued dividends on preferred stock  . . . . . . .     11,955             -              -                   11,955
 Other accrued expenses. . . . . . . . . . . . . . .      7,221             -              -                    7,221
 Deferred revenue. . . . . . . . . . . . . . . . . .      2,453             877           (877)        (a)      2,453
 Other current liabilities . . . . . . . . . . . . .      2,335             770           (770)        (a)      2,335
                                                      ----------  --------------  -------------             ---------
 Total current liabilities . . . . . . . . . . . . .     84,206           3,796         (3,796)                84,206
Long-term debt, less current portion . . . . . . . .     77,409           1,883         (1,883)        (a)     77,409
Convertible debentures . . . . . . . . . . . . . . .     32,000             -              -                   32,000
Deferred gain on sale of communities . . . . . . . .     20,392             -              -                   20,392
Deferred rent. . . . . . . . . . . . . . . . . . . .      2,498             -              -                    2,498
Other long-term liabilities. . . . . . . . . . . . .        454             464           (464)        (a)        454
                                                      ----------  --------------  -------------             ---------
 Total liabilities . . . . . . . . . . . . . . . . .    216,959           6,143         (6,143)               216,959
                                                      ----------  --------------  -------------             ---------
Minority interests . . . . . . . . . . . . . . . . .        512             -              -                      512
Redeemable preferred stock . . . . . . . . . . . . .     25,000             -              -                   25,000
Commitments and contingencies
Shareholders' Deficit:
 Preferred Stock                                             -              -              -                       -
 Common Stock . . . . . . . . . . . . . . . . . . .           1             -              -                        1
 Additional paid-in capital . . . . . . . . . . . .      68,724          59,402        (59,402)        (a)     68,724
 Accumulated other comprehensive gain (loss). . . .         884             -              -                      884
 Accumulated deficit. . . . . . . . . . . . . . . .    (155,136)            -              -                 (155,136)
                                                      ----------  --------------  -------------             ---------
 Total shareholders' deficit . . . . . . . . . . . .    (85,527)         59,402        (59,402)               (85,527)
                                                      ----------  --------------  -------------             ---------
 Total liabilities and shareholders' deficit . . . .  $ 156,944   $      65,545   $    (65,545)              $156,944
                                                      ==========  ==============  =============             =========


 See accompanying notes to unaudited pro forma consolidated financial statements


                                                 EMERITUS CORPORATION
                              UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                                     For The Nine Months Ended September 30, 2002
                                        (In thousands, except per share data)


                                                                  Village Oaks     Pro Forma               Emeritus
                                                      Emeritus     Properties     Adjustments              Combined
                                                     ----------  --------------  -------------             ---------
Revenues:
  Community revenue . . . . . . . . . . . . . . . .  $  94,640   $      27,173   $        -                $121,813
  Other service fees. . . . . . . . . . . . . . . .      3,244           3,813            -                   7,057
  Management fees . . . . . . . . . . . . . . . . .      8,313             -              -                   8,313
                                                     ----------  --------------  -------------             ---------
          Total operating revenues. . . . . . . . .    106,197          30,986            -                 137,183
                                                     ----------  --------------  -------------             ---------

Expenses:
  Community operations. . . . . . . . . . . . . . .     63,120          20,389                               83,509
  General and administrative. . . . . . . . . . . .     15,175          11,454         (2,014)        (c)    24,615
  Depreciation and amortization . . . . . . . . . .      5,179           2,700         (2,666)       (d,e)    5,213
  Facility lease expense. . . . . . . . . . . . . .     21,420             -            4,500         (f)    25,920
  Impairment of property and equipment. . . . . . .        -            59,618        (59,618)        (i)         -
                                                     ----------  --------------  -------------             ---------
          Total operating expenses. . . . . . . . .    104,894          94,161        (59,798)              139,257
                                                     ----------  --------------  -------------             ---------
          Income (loss) from operations . . . . . .      1,303         (63,175)        59,798                (2,074)

Other income (expense):
  Interest income . . . . . . . . . . . . . . . . .        268              11            -                     279
  Interest expense. . . . . . . . . . . . . . . . .     (8,616)           (126)           126         (g)    (8,616)
  Other, net. . . . . . . . . . . . . . . . . . . .       (894)           (105)           -                    (999)
                                                     ----------  --------------  -------------             ---------
          Net other expense . . . . . . . . . . . .     (9,242)           (220)           126                (9,336)
                                                     ----------  --------------  -------------             ---------

          Net Income (loss) before taxes. . . . . .     (7,939)        (63,395)        59,924               (11,410)

Income tax provision. . . . . . . . . . . . . . . .        -           (24,090)        24,090         (h)       -
                                                     ----------  --------------  -------------             ---------
          Net Income (loss) . . . . . . . . . . . .     (7,939)        (39,305)        35,834               (11,410)

Preferred stock dividends . . . . . . . . . . . . .      5,506             -              -                   5,506
                                                     ----------  --------------  -------------             ---------
          Net income (loss) to common shareholders.  $ (13,445)  $     (39,305)  $     35,834              $(16,916)
                                                     ==========  ==============  =============             =========

Loss per common share - basic and diluted . . . . .  $   (1.32)                                            $  (1.66)
                                                     ==========                                            =========

Weighted average number of common shares
      outstanding - basic and diluted . . . . . . .     10,204                                               10,204
                                                     ==========                                            =========



 See accompanying notes to unaudited pro forma consolidated financial statements


                                                 EMERITUS CORPORATION
                               UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                                     For The Twelve Months Ended December 31, 2001
                                         (In thousands, except per share data)


                                                                  Village Oaks     Pro Forma                Emeritus
                                                      Emeritus     Properties     Adjustments               Combined
                                                     ----------  --------------  -------------             ----------
Revenues:
  Community revenue . . . . . . . . . . . . . . . .  $ 129,887   $      36,353   $        -                $ 166,240
  Other service fees. . . . . . . . . . . . . . . .      1,965           3,943            -                    5,908
  Management fees . . . . . . . . . . . . . . . . .      8,725             -              -                    8,725
                                                     ----------  --------------  -------------             ----------
          Total operating revenues. . . . . . . . .    140,577          40,296            -                  180,873
                                                     ----------  --------------  -------------             ----------

Expenses:
  Community operations. . . . . . . . . . . . . . .     80,829          25,338            -                  106,167
  General and administrative. . . . . . . . . . . .     17,990          10,748         (2,619)         (c)    26,119
  Depreciation and amortization . . . . . . . . . .      7,260           5,702         (5,657)        (d,e)    7,305
  Facility lease expense. . . . . . . . . . . . . .     27,123             -            6,000          (f)    33,123
                                                     ----------  --------------  -------------             ----------
          Total operating expenses. . . . . . . . .    133,202          41,788         (2,276)               172,714
                                                     ----------  --------------  -------------             ----------
          Income (loss) from operations . . . . . .      7,375          (1,492)         2,276                  8,159

Other income (expense):
  Interest income . . . . . . . . . . . . . . . . .        980              44            -                    1,024
  Interest expense. . . . . . . . . . . . . . . . .    (13,296)           (180)           180          (g)   (13,296)
  Other, net. . . . . . . . . . . . . . . . . . . .        707             195             -                     902
                                                     ----------  --------------  -------------             ----------
          Net other expense . . . . . . . . . . . .    (11,609)             59            180                (11,370)
                                                     ----------  --------------  -------------             ----------

          Net Income (loss) before taxes. . . . . .     (4,234)         (1,433)         2,456                 (3,211)

Income tax provision. . . . . . . . . . . . . . . .        -              (535)           535          (h)       -
                                                     ----------  --------------  -------------             ----------
          Net Income (loss) . . . . . . . . . . . .     (4,234)           (898)         1,921                 (3,211)

Preferred stock dividends . . . . . . . . . . . . .      6,368             -              -                    6,368
                                                     ----------  --------------  -------------             ----------
          Net income (loss) to common shareholders.  $ (10,602)  $        (898)  $      1,921              $  (9,579)
                                                     ==========  ==============  =============             ==========


Loss per common share - basic and diluted . . . . .  $   (1.04)                                            $   (0.94)
                                                     ==========                                            ==========

Weighted average number of common shares
      outstanding - basic and diluted . . . . . . .     10,162                                                10,162
                                                     ==========                                            ==========



 See accompanying notes to unaudited pro forma consolidated financial statements

                              EMERITUS CORPORATION
         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

(1)     The  Acquisition

     On October 1, 2002, the Company entered into a lease agreement with Fretus Investors LLC ("Fretus"), for twenty-four assisted living communities (the "Properties") in six states containing an aggregate of approximately 1,650 units. Fretus acquired the Properties from Marriott Senior Living Services, a subsidiary of Marriott International (NYSE: MAR). Fretus is a private investment joint venture between Fremont Realty Capital ("Fremont"), which holds a 65% stake, and Columbia Pacific 2002 Pool LLC ("Baty entity"), which holds a 35% minority stake. Daniel R. Baty, the Company's chairman and chief executive officer, controls the Baty entity and owns, directly and indirectly, through limited liability companies approximately 36% of the Baty entity. Mr. Baty is guarantor of a portion of the debt and the administrative member of Fretus. Fretus, in turn, leased the Properties to the Company. The Company has no obligation with respect to the properties other than its responsibilities under the lease, which includes the option to purchase solely at the discretion of the Company.

     The lease is for an initial 10-year period with two 5-year extensions and includes an opportunity for the Company to acquire the Properties during the third, fourth, or fifth year and the right under certain circumstances for the lease to be cancelled as to one or more properties upon the payment of a termination fee to Emeritus. The lease is a net lease, with base rental equal to (i) the debt service on the outstanding senior mortgage granted by Fretus, and (ii) an amount necessary to provide a 12% annual return on equity to Fretus. The initial senior mortgage debt is for $45.0 million and interest is accrued at LIBOR plus 3.5%, subject to a floor of 6.25%. The Fretus equity is approximately $26.7 million but may increase as a result of additional capital contributions for specified purposes and will decrease as a result of cash distributions to investors. Based on the initial senior mortgage terms and Fretus equity, current rental would be approximately $500,000 per month. In addition to the base rental, the lease also provides for percentage rental equal to a percentage (ranging from 7% to 8.5%) of gross revenues in excess of a specified threshold. All of the Properties in this acquisition are purpose-built assisted living communities in which the Company plans to offer both assisted and memory loss services in selected communities.


(2)     Pro  Forma  Adjustments

a) To remove all assets, liabilities and divisional equity of the Properties as Emeritus acquired the Properties through an operating lease agreement.

b) To record lease acquisition costs in the amount of $ 452,000 of which $164,000 was paid by Emeritus as of September 30, 2002, and $ 288,000 was incurred subsequent to September 30, 2002.

c) To eliminate management fees charged by Marriott to the Properties of $2,014,000 for the nine months ended September 30, 2002, and $2,619,000 for the twelve months ended December 31, 2001, since Emeritus is not hiring any additional administrative staff to operate the Properties.

d) To eliminate depreciation and amortization on the Properties as Emeritus acquired the Properties through an operating lease agreement.

e) To record amortization of lease acquisition costs of $ 34,000 for the nine months ended September 30, 2002, and $45,000 for the twelve months ended December 31, 2001, based on the initial ten-year lease term.

f) To record assumed facility lease expense in the amount of $4.5 million for the nine months ended September 30, 2002, and $6.0 milllion for the year ended December 31, 2001, related to the acquired properties based on the lease agreement.

g)   To  eliminate  interest  expense  on debt that was not assumed by Emeritus.

h) To eliminate tax recorded on the Properties since Emeritus's effective rate is 0%.

i) To eliminate impairment of property and equipment that would not have been recorded had the transaction occurred on January 1, 2002.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                                EMERITUS  CORPORATION

                                          By: /s/  Raymond  R.  Brandstrom
                                          --------------------------------------
                                          Raymond  R.  Brandstrom
                                          Vice  President  of  Finance,
                                          Chief Financial Officer, and Secretary


Dated:  December 16, 2002